Exhibit 15

April 24, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE:	Alcoa Inc.

Commissioners:

We are aware that our report dated April 24, 2014, on our review of interim financial information of Alcoa Inc. and its subsidiaries (Alcoa) for the three-month periods ended March 31, 2014 and 2013 and included in Alcoa’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 33-60305, 333-27903, 333-62663, 333-79575, 333-32516, 333-36208, 333-37740, 333-39708, 333-106411, 333-128445, 333-146330, 333-153369, 333-155668, 333-159123, 333-168428, 333-170801, 333-182899, and 333-189882).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania